Exhibit 32.02

Pharma Services Intermediate Holding Corp. and Subsidiaries
Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Pharma Services Intermediate Holding Corp. (the “Company”) on Form 10-Q for the period ended March 31, 2005 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John D. Ratliff, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John D. Ratliff

John D. Ratliff
Chief Financial Officer

May 13, 2005

Date

This certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906, or other documents authenticating, acknowledging or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.